UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007 (July 23, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 – Termination of a Material Definitive Agreement.

On July 23, 2007, GateHouse Media, Inc. (the “Company”) used a portion of its follow-on public offering proceeds to repay in full and terminate its $300 million bridge credit facility.

Section 8 – Other Events

Item 8.01 Other Events.

On July 23, 2007, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, to announce (i) the closing of its previously announced underwritten follow-on public offering of 18,700,000 shares of its common stock, including 1,700,000 shares sold pursuant to the exercise by the underwriters of their option, at a public offering price of $18.45 per share; and (ii) that a portion of its follow-on public offering proceeds were used to repay in full and terminate its $300 million bridge credit facility.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated July 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: July 24, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated July 23, 2007